UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The Company has historically managed its operations through three business segments: the Specialty Coffee business unit (“SCBU”), the Keurig business unit (“KBU”) and Canadian business unit (“CBU”).  Effective as of and as initially disclosed on May 8, 2013, the Company’s Board of Directors authorized and approved a reorganization which consolidated U.S. operations to bring greater organizational efficiency and coordination across the Company.  Due to this combination, the results of U.S. operations, formerly reported in the SCBU and KBU segments, are reported in one segment (“Domestic”) and the results of Canadian operations are reported in the “Canada” segment.

The Company’s Chief Executive Officer (“CEO”) serves as the Company’s chief operating decision maker (“CODM”) and there are two operating and reportable segments, Domestic and Canada.

Effective for the quarter ended June 29, 2013, as a result of the consolidation of U.S. operations, the Company has recast our historical segment results in order to provide data that is on a basis consistent with the Company’s new structure and to:

•                  Reflect the consolidation of our U.S. operations, including the former KBU and SCBU segments, into the Domestic segment;

•                  Remove property additions and total assets from the Company’s segment disclosures as only consolidated asset information is provided to and used by the CODM for use in decision making (in connection with the reorganization, segment asset information is neither provided to nor used by the CODM); and

•                  Reflect all corporate social responsibility expenses in Corporate as the Company no longer allocates those expenses to its operating segments.

In addition, there are historical periods included for which segment disclosures have been recast to reflect the following changes that became effective in prior quarters:

•                  Effective for the first quarter of fiscal 2013, the Company changed its measure for reporting segment profitability and for evaluating segment performance and the allocation of Company resources from income before taxes to operating income (loss).  Prior to fiscal 2013, the Company disclosed each operating and reporting segment’s income before taxes to report segment profitability.  The CODM measures segment performance based upon operating income which excludes interest expense and as interest expense is not provided to the CODM by segment. Accordingly, interest expense by segment is no longer presented.

•                  As identified in the first quarter of fiscal 2013, reported segment depreciation and amortization for each of fiscal years ended 2012 and 2011 and for each of the quarterly periods during the fiscal year ended 2012, has been revised to reflect depreciation expense for Information Systems Technology (“IST”) equipment that was allocated to operating segments in each segment’s reported income before taxes.  IST equipment depreciation expense was appropriately allocated, recorded and reported on a consolidated basis and in each segment’s income before taxes; however, on the depreciation and amortization line, all IST equipment depreciation was reported in Corporate.  The historical issues with the depreciation and amortization lines did not impact the segment reporting for any other line items, including operating income.  The depreciation and amortization line has been revised for all historical periods contained herein.

This Form 8-K provides our segment results recast based on the changes as described above.  The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide historical data that is on a basis consistent with our new structure.  Beginning with our Quarterly Report on Form 10-Q for the quarter ended June 29, 2013, our financial statements will reflect the structure with prior periods adjusted accordingly.

The recasting of previously issued financial information in the exhibits attached hereto does not represent a restatement of previously-issued financial statements and does not affect our consolidated reported operating income, net income, earnings per share, total assets or stockholders’ equity for any of the previously reported periods.

The information furnished in Item 7.01, including the exhibits attached hereto, shall not be deemed filed for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.  This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1  Segment Results - As Recast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances. G Rathke
Frances G. Rathke
Chief Financial Officer

Date: August 7, 2013

Index to Exhibits

Exhibit No.	Description

99.1	Segment Results - As Recast